Rule 424(b)(3)
File No.: 33-48173
Exhibit A to
Deposit Agreement
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents one (1) deposited Share)
OVERSTAMPED:  Effective May 30,
2006, the ratio has changed from one (1)
American Depositary Share representing
(1) series B common stock to each
American Depositary Share representing
three (3) series B common stock.


THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR AMERICAN DEPOSITARY
SHARES
REPRESENTING SERIES B COMMON
STOCK, WITHOUT PAR VALUE,
OF GRUPO SIMEC, S.A. de C.V.
(INCORPORATED UNDER THE LAWS
OF THE UNITED MEXICAN STATES)
The Bank of New York as depositary
(herein called the Depositary), hereby
certifies that _________________, or
registered assigns IS THE OWNER OF
_________________________________
AMERICAN DEPOSITARY SHARES
(herein called American Depositary Shares) representing deposited shares of Series B
Common Stock, without par value (herein
called Shares), of Grupo Simec, S.A. de
C.V., a corporation organized under the laws of the United Mexican States (herein called the Issuer). At the date hereof, each American Depositary Share represents one
(1) Share which are either deposited or
subject to deposit under the Deposit
Agreement (as hereinafter defined) at the principal Mexico, D.F., United Mexican
States office of Nacional Financiera, S.N.C.
(herein called the Custodian).  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, New York 10286, and its
principal executive office is located at One
Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286



[Form of Reverse of Receipt]
1.	THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of
an issue (herein called Receipts), all issued
and to be issued upon the terms and
conditions set forth in the Deposit
Agreement, dated as of June 30, 1993, as
amended and restated as of ___________,
2003 (herein called the Deposit Agreement),
by and among the Issuer, the Depositary,
and all Holders and Beneficial Owners from
time to time of Receipts issued thereunder,
each of whom by accepting a Receipt agrees
to become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Holders and Beneficial Owners of the
Receipts and the rights and duties of the
Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to
time received in respect of such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City.  The statements made on the face
and reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.  Upon
surrender of a Receipt at the Corporate Trust
Office of the Depositary for the purpose of
withdrawal of the Deposited Securities
represented by the American Depositary
Shares evidenced by a Receipt, upon
payment of the charges provided in
paragraph (7) of this Receipt, and subject to
the terms and conditions of the Deposit
Agreement, the Estatutos Sociales of the
Issuer and the Deposited Securities, the
Holder of such Receipt shall be entitled to
physical delivery or electronic delivery
through Indeval or institutions that maintain
accounts with Indeval (if electronic delivery
is available) of Deposited Securities, and
any other documents of title relating to such
Deposited Securities at the time represented
by the American Depositary Shares
evidenced by such surrendered Receipt.
Such delivery shall be made, as hereinafter
provided, without unreasonable delay.
3.	TRANSFERS, SPLIT-UPS AND
COMBINATIONS OF RECEIPTS.  The
transfer of this Receipt is registrable on the
books of the Depositary at its Corporate
Trust Office by the Holder hereof in person
or by a duly authorized attorney, upon
surrender of this Receipt properly endorsed
for transfer or accompanied by proper
instruments of transfer and duly stamped as
may be required by the laws of the State of
New York and of the United States of
America.  This Receipt may be split into
other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares and the same
rights with respect thereto as were evidenced
by the Receipt or Receipts surrendered.  As
a condition precedent to the execution and
delivery, registration, registration of
transfer, split-up, combination or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary or
Custodian may require (i) payment from the
depositor of Shares or the presentor of the
Receipt of a sum sufficient to reimburse it
for any tax or other governmental charge
and any stock transfer or registration fee
with respect thereto (including any such tax
or charge and fee with respect to Shares
being deposited or withdrawn), (ii) payment
of any applicable fees of the Depositary as
provided in paragraph (7) of this Receipt,
(iii) the production of proof satisfactory to it
as to the identity and genuineness of any
signature, (iv) compliance with such
reasonable regulations, if any, as the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt including, without limitation,
Section 7.08 of the Deposit Agreement and
paragraph (23) of this Receipt.
The delivery of Receipts against deposits of
Shares generally, or against or in order to
reflect deposits of particular Shares, may be
suspended, deposits of Shares may be
refused, or the registration of transfer of
Receipts, their split-up or combination
generally may be suspended, during any
period when the books of the Depositary or
the Issuer are closed, or at any time or from
time to time when any such action is deemed
necessary or advisable by the Depositary or
the Issuer for any reason, including without
limitation, any requirement or law of any
government or governmental body or
commission, or compliance with any
provision of the Deposit Agreement or this
Receipt, or for any other reason, subject to
Section 7.08 of the Deposit Agreement and
paragraph (23) of this Receipt.  The
surrender of outstanding Receipts and
withdrawal of Deposited Securities may not
be suspended subject only to (i) temporary
delays caused by closing the books of the
Depositary or the Issuer for the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act, unless a
registration statement is in effect as to such
Shares.  The Depositary shall comply with
written instructions of the Issuer not to
accept for deposit under the Deposit
Agreement, any Shares identified in such
instructions at such times and under such
circumstances as may be specified in such
instructions in order to facilitate the Issuers
compliance with the United States securities
laws.
4.	LIABILITY OF HOLDERS AND
BENEFICIAL OWNERS FOR TAXES.  If
any tax or other governmental charge,
including any taxes payable on transfer shall
become payable by the Custodian or the
Depositary with respect to any Receipt or
any Deposited Securities represented
hereby, such tax or other governmental
charge shall be payable by the Holder or the
Beneficial Owner hereof to the Depositary.
The Depositary may, and upon receipt of
instructions from the Issuer shall, refuse to
effect any transfer or split-up or combination
of this Receipt or any transfer and
withdrawal of Deposited Securities
represented hereby until such payment is
made, and may withhold any dividends or
other distributions in respect of any
Deposited Securities, or may sell for the
account of the Holder hereof any part or all
of the Deposited Securities represented by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Holder or
Beneficial Owner hereof shall remain liable
for any deficiency.
5.	WARRANTIES OF DEPOSITORS.
Every person depositing Shares under the
Deposit Agreement shall be deemed thereby
to represent and warrant, in addition to such
representations and warranties as may be
required pursuant to Section 2.02 of the
Deposit Agreement and paragraph (2) of this
Receipt, (a) that such Shares are validly
issued and outstanding, fully paid, non-
assessable, and free of any preemptive
rights, (b) that the person making such
deposit is duly authorized so to do, and (c)
that the deposit of such Shares and the sale
of Receipts by that person is not restricted
under the Securities Act.  Such
representations and warranties shall survive
the deposit of Shares and issuance of
Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.  Any person presenting
Shares for deposit or any Holder, may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval or such information relating to the
registration on the books of the Issuer (or the
appointed agent of the Issuer for transfer and
registration of Shares) of the Shares
presented for deposit, compliance with all
applicable laws and regulations and the
provisions of this Receipt and the Deposit
Agreement or other information and to make
such representations and warranties as the
Depositary may deem necessary or proper to
enable the Depositary to perform its
obligations under the Deposit Agreement or
as the Issuer may reasonably require by
written request to the Depositary.  The
Depositary may, and at the reasonable
request of the Issuer shall, withhold the
delivery or registration of transfer of any
Receipt or the distribution or sale of any
dividend or other distribution of rights or of
the proceeds thereof or the delivery of any
Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  The Depositary shall
provide the Issuer, upon the request and at
the expense of the Issuer, in a timely
manner, with copies of any such proofs of
citizenship or residence, or exchange control
approval that it receives.
No Share shall be accepted for deposit
unless accompanied by evidence satisfactory
to the Depositary that any necessary
approval has been granted by any
governmental body in Mexico which is then
performing the function of the regulation of
currency exchange.
7.	CHARGES OF DEPOSITARY.  The
following charges shall be incurred by any
party depositing or withdrawing Shares or
by any party surrendering Receipts or to
whom Receipts are issued (including,
without limitation, issuance pursuant to a
stock dividend or stock split declared by the
Issuer or an exchange of stock regarding the
Receipts or Deposited Securities or a
distribution of Receipts pursuant to
Paragraph (12) of this Receipt), whichever
applicable: (1) taxes and other governmental
charges, (2) such registration fees as may
from time to time be in effect for the
registration of transfers of Shares generally
on the share register of the Issuer and
applicable to transfers of Shares to the name
of the Depositary or its nominee or the
Custodian or its nominee on the making of
deposits or withdrawals hereunder, (3) such
cable, telex and facsimile transmission
expenses as are expressly provided in the
Deposit Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.05
of the Deposit Agreement, (5) a fee not in
excess of $5.00 per 100 American
Depositary Shares (or portion thereof) for
the execution and delivery of Receipts
pursuant to Section 2.03 of the Deposit
Agreement, the execution and delivery of
Receipts pursuant to Section 4.03 of the
Deposit Agreement or the surrender of
Receipts pursuant to Section 2.05 of the
Deposit Agreement and (6) a fee not in
excess of $.02 per American Depositary
Share (or portion thereof) for any cash
distribution made pursuant to the Deposit
Agreement including, but not limited to
Sections 4.01 through 4.04 thereof.  The
Depositary, subject to Paragraph (8) hereof,
may own and deal in any class of securities
of the Issuer and its affiliates and in
Receipts.
8.	LOANS AND PRE-RELEASE OF
SHARES AND RECEIPTS.  In its capacity
as Depositary, the Depositary will lend
neither the Shares held hereunder nor the
American Depositary Shares evidenced by
Receipts; provided, however, that the
Depositary reserves the right to (i) issue
Receipts prior to the receipt of Shares
pursuant to Section 2.02 of the Deposit
Agreement and (ii) deliver Shares prior to
the receipt and cancellation of Receipts
pursuant to Section 2.05 of the Deposit
Agreement, including Receipts which were
issued under (i) above but for which Shares
may not have been received.  The
Depositary may receive Receipts in lieu of
Shares under (i) above and receive Shares in
lieu of Receipts under (ii) above.  Each such
transaction will be (a) accompanied by a
written representation from the person to
whom Receipts or Shares are to be delivered
that such person, or its customer,
beneficially owns the Shares or Receipts to
be remitted, as the case may be, (b) at all
times fully collateralized with cash or such
other collateral as the Depositary deems
appropriate, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
Depositary will normally limit the number
of Receipts and Shares involved in such
transactions at any one time to thirty percent
(30%) of the Receipts outstanding (without
giving effect to Receipts outstanding under
(i) above), or Shares held under the Deposit
Agreement, respectively; provided,
however, that the Depositary reserves the
right to change or disregard such limit from
time to time as it deems appropriate.  The
Depositary will also set limits with respect
to the number of Receipts and Shares
involved in transactions to be effected under
the Deposit Agreement with any one person
on a case-by-case basis as it deems
appropriate.  The Depositary may retain for
its own account any compensation received
by it in connection with the foregoing.
9.	TITLE TO RECEIPTS.  It is a
condition of this Receipt and every
successive Holder and Beneficial Owner of
this Receipt by accepting or holding the
same consents and agrees, that title to this
Receipt when properly endorsed or
accompanied by proper instruments of
transfer and transferred in accordance with
the terms of the Deposit Agreement, is
transferable by delivery with the same effect
as in the case of a negotiable instrument;
provided, however, that until a Receipt shall
have been transferred on the books of the
Depositary, the Depositary, notwithstanding
any notice to the contrary, may treat the
person in whose name this Receipt is
registered on the books of the Depositary as
the absolute owner hereof for the purpose of
determining the person entitled to
distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement or for all other
purposes.
10.	VALIDITY OF RECEIPT.  This
Receipt shall not be entitled to any benefits
under the Deposit Agreement or be valid or
obligatory for any purpose, unless this
Receipt shall have been executed by the
Depositary by the manual or facsimile
signature of a duly authorized signatory of
the Depositary, and if a registrar for the
Receipts shall have been appointed,
countersigned by the manual or facsimile
signature of a duly authorized signatory of
the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.  The Issuer is subject
to the periodic reporting requirements of the
Securities Exchange Act and accordingly,
files certain reports with the Commission.
Such reports and communications will be
available for inspection and copying by
holders and Holders and Beneficial Owners
at the public reference facilities maintained
by the Commission located at 450 Fifth
Street, N.W., Washington, D.C. 20549.
The Depositary will make available for
inspection by Holders of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the Issuer
which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Issuer.  The Depositary will also send
to Holders of Receipts copies of such reports
when furnished by the Issuer pursuant to the
Deposit Agreement.  Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Issuer shall be furnished
in English.
Until the termination of the Deposit
Agreement in accordance with its terms, the
Depositary shall maintain in the Borough of
Manhattan, The City of New York, facilities
for the execution and delivery, registration,
registration of transfers and surrender of
Receipts in accordance with the provisions
of the Deposit Agreement.  The Issuer and
the Depositary agree to take all necessary
steps to register the Depositary as a foreign
nominee, including, without limitation,
registration on the National Registry of
Foreign Investment, for the purposes of the
Deposit Agreement to the extent required
under applicable Mexican law or
regulations.
The Depositary shall make its books
available at its Corporate Trust Office, for
the registration of Receipts and transfer of
Receipts which at all reasonable times shall
be open for inspection by the Holders,
provided that such inspection shall not be
for the purpose of communicating with
Holders in the interest of a business or
object other than the business of the Issuer
or a matter related to the Deposit
Agreement, the Receipts, the Shares or the
Estatutos Sociales of the Issuer.
12.	DIVIDENDS AND
DISTRIBUTIONS.  Whenever the
Depositary or the Custodian receives any
cash dividend or other cash distribution on
any Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amounts received in a Foreign Currency can
in the judgment of the Depositary be
converted on a reasonable basis into Dollars
transferable to the United States, subject to
the Deposit Agreement, convert such
Foreign Currency into Dollars and will
distribute the amount thus received to the
Holders entitled thereto less the fees of the
Depositary as set forth herein; provided,
however, that in the event the Issuer or the
Depositary or any other person is required to
withhold and does withhold from any cash
dividend or other cash distribution in respect
of any Deposited Securities an amount on
account of taxes, the amount distributed to
the Holders for American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
Whenever the Depositary or the Custodian
receives any distribution other than cash,
Shares or rights upon any Deposited
Securities, the Depositary will cause the
securities or property received by it or the
Custodian to be distributed to the Holders
entitled thereto, after deducting or upon
payment of the fees and expenses of the
Depositary set forth in paragraph (7) hereof,
in any manner that the Depositary may
reasonably deem equitable and practicable
for accomplishing such distribution;
provided, however, that if in the reasonable
opinion of the Depositary such distribution
cannot be made proportionately among the
Holders entitled thereto, or if for any other
reason the Depositary reasonably deems
such distribution not to be feasible, the
Depositary may adopt such method as it
may reasonably deem equitable and
practicable for the purpose of effecting such
distribution, including the sale (public or
private) of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale, less the fees of
the Depositary as set forth in paragraph (7)
of this Receipt and Section 5.09 of the
Deposit Agreement, shall be distributed by
the Depositary to the Holders entitled
thereto as in the case of a cash distribution.
If any distribution upon any Deposited
Securities consists of a dividend in, or free
distribution of, Shares, the Depositary may,
with the Issuers approval, and shall if the
Issuer shall so request, deposit, or cause
such Shares to be deposited with the
Custodian or with Indeval for the account of
the Custodian and registered in the name of
the Custodian and distribute to the Holders
of outstanding Receipts entitled thereto, in
proportion to the number of American
Depositary Shares representing such
Deposited Securities held by them
respectively, additional Receipts for an
aggregate number of American Depositary
Shares representing the number of Shares
received as such dividend or free
distribution, in either case, after deduction or
payment of the fees set forth in paragraph
(7) of this Receipt and Section 5.09 of the
Deposit Agreement and expenses of the
Depositary.  In lieu of delivering Receipts
for fractional American Depositary Shares
in the case of any such distribution, the
Depositary shall sell the amount of Shares
represented by the aggregate of such
fractions and distribute promptly the net
proceeds, all in a manner and subject to the
conditions described in Section 4.02 of the
Deposit Agreement.  If additional Receipts
are not so distributed, each American
Depositary Share shall thenceforth also
represent the additional Shares distributed
upon the Deposited Securities represented
thereby.  If for any reason the Depositary
deems such distribution not to be feasible,
the Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution,
including the sale (public or private) of the
Shares received.  The Depositary may, and
shall if the Issuer so requests withhold any
distribution of Receipts under Section 4.03
of the Deposit Agreement and this paragraph
12 subject to its satisfaction that such
distribution does not require registration
under the Securities Act or is exempt from
registration under the provisions of the
Securities Act.
In the event that the Depositary determines
that any distribution in property (including
Shares and rights to subscribe therefor) is
subject to any tax which the Depositary is
obligated to withhold, the Depositary may
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such
manner as the Depositary deems necessary
and practicable to pay any such taxes, at
public or private sale, and the Depositary
shall distribute the net proceeds of any such
sale after deduction of such taxes to the
Holders entitled thereto.
13.	RIGHTS.  In the event that the Issuer
shall offer or cause to be offered to the
holders of any Deposited Securities any
rights to subscribe for additional Shares or
any rights of any other nature, the
Depositary shall have discretion as to the
procedure to be followed in making such
rights available to any Holders or in
disposing of such rights on behalf of any
Holders and making the net proceeds
available in Dollars to such Holders or, if by
the terms of such rights offering or, for any
other reason, the Depositary may not either
make such rights available to any Holders or
dispose of such rights and make the net
proceeds available to such Holders, then the
Depositary shall allow the rights to lapse;
provided, however, if at the time of the
offering of any rights the Depositary
determines in its discretion that it is lawful
and feasible to make such rights available to
all Holders or to certain Holders but not to
other Holders, the Depositary may
distribute, to any Holder to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Holder, warrants or other instruments
therefor in such form as it deems
appropriate.  If the Depositary determines in
its discretion that it is not lawful and feasible
to make such rights available to certain
Holders, or if the rights represented by such
warrants are not exercised and appear about
to lapse, it may sell the rights or warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Holders to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees of the
Depositary as provided in Section 5.09 of
the Deposit Agreement) for the account of
such Holders otherwise entitled to such
rights, warrants or other instruments, upon
an averaged or other practical basis without
regard to any distinctions among such
Holders because of exchange restrictions or
the date of delivery of any Receipt or
otherwise.  The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Holders in general or any
Holder in particular.
If a Holder of Receipts requests the
distribution of warrants or other instruments
in order to exercise the rights allocable to
Shares represented by to the American
Depositary Shares of such Holder hereunder,
the Depositary will make such rights
available to such Holder upon written notice
from the Issuer to the Depositary that (a) the
Issuer has elected in its sole discretion to
permit such rights to be exercised and (b)
such Holder has executed such documents as
the Issuer has determined in its sole
discretion are reasonably required under
applicable law.  Upon instruction pursuant
to such warrants or other instruments to the
Depositary from such Holder to exercise
such rights, upon payment by such Holder to
the Depositary for the account of such
Holder of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees of the Depositary as set forth in
such warrants or other instruments, the
Depositary shall, on behalf of such Holder,
exercise the rights and purchase the Shares,
and the Issuer shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Holder.  As agent for such
Holder, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the
Deposit Agreement, execute and deliver to
such Holder restricted Receipts.
If registration under the Securities Act of
1933 of the securities to which any rights
relate is required in order for the Issuer to
offer such rights to Holders and sell the
securities upon the exercise of such rights,
the Depositary will not offer such rights to
the Holders unless and until such a
registration statement is in effect, or unless
the offering and sale of such securities to the
Holders of such Receipts are exempt from
registration under the provisions of such
Act.
14.	CONVERSION OF FOREIGN
CURRENCY. Whenever the Depositary or
the Custodian shall receive Foreign
Currency, by way of dividends or other
distributions or the net proceeds from the
sale of securities, property or rights, and if at
the time of the receipt thereof the Foreign
Currency so received can in the judgment of
the Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner
that it may reasonably determine, such
Foreign Currency into Dollars, and such
Dollars shall be distributed to the Holders
entitled thereto or, if the Depositary shall
have distributed any warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Holders on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.09 of the Deposit Agreement.
If such conversion or distribution can be
effected only with the approval or license of
any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.  If at any time the Depositary shall
determine that in its reasonable judgment
any Foreign Currency received by the
Depositary is not convertible on a
reasonable basis into Dollars transferable to
the United States, or if any approval or
license of any government or agency thereof
which is required for such conversion is
denied or in the reasonable opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the Foreign Currency (or an appropriate
document evidencing the right to receive
such Foreign Currency) received by the
Depositary to, or in its discretion may hold
such Foreign Currency for the respective
accounts of, the Holders entitled to receive
the same.  If any such conversion of Foreign
Currency, in whole or in part, cannot be
effected for distribution to some of the
Holders entitled thereto, the Depositary may
in its reasonable discretion make such
conversion and distribution in Dollars to the
extent permissible to the Holders entitled
thereto and may distribute the balance of the
Foreign Currency received by the
Depositary to, or hold such balance for the
respective accounts of, the Holders entitled
thereto.
15.	RECORD DATES.  Whenever any
cash dividend or other cash distribution shall
become payable or any distribution other
than cash shall be made, or whenever rights
shall be issued with respect to the Deposited
Securities, or whenever for any reason the
Depositary causes a change in the number of
Shares that are represented by each
American Depositary Share, or whenever
the Depositary shall receive notice of any
meeting of, or matter requiring the vote of,
holders of Shares or other Deposited
Securities, the Depositary shall fix a record
date, which date shall, to the extent
practicable, be the same as the record date
fixed by the Issuer pursuant to applicable
stock exchange requirements, for the
determination of the Holders who shall be
entitled to receive such dividend,
distribution or rights, or the net proceeds of
the sale thereof, or to give instructions for
the exercise of voting rights at any such
meeting, or for fixing the date on or after
which each American Depositary Share will
represent the changed number of Shares.
The Depositary shall notify the Issuer of any
such record date.  Subject to the provisions
of sections 4.01 through 4.05 of the Deposit
Agreement and to the other terms and
conditions of the Deposit Agreement, only
the Holders at the close of business on such
record date shall be entitled (i) to receive the
amount distributable by the Depositary with
respect to such dividend or other distribution
or such rights or the net proceeds of sale
thereof in proportion to the number of
American Depositary Shares evidenced by
Receipts held by them respectively or (ii) to
give such voting instructions.
16.	VOTING OF DEPOSITED
SECURITIES.  Upon receipt of notice of
any meeting or solicitation of consents or
proxies of holders of Shares or other
Deposited Securities, the Depositary shall,
as soon as practicable thereafter, mail to the
Holders a notice, the form of which notice
shall be prepared by the Depositary and
approved by the Issuer, which shall contain
(a) such information as is contained in such
notice of meeting or solicitation, (b) a
statement that the Holders as of the close of
business on a specified record date will be
entitled, subject to any applicable provision
of Mexican law, of the Deposited Securities
and of the Estatutos Sociales of the Issuer, to
instruct the Depositary as to the exercise of
the voting rights, if any, pertaining to the
amount of Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by their
respective Receipts, (c) a brief statement as
to the manner in which such instructions
may be given and (d) a brief statement
describing how voting rights will be
exercised and the consequences for the
failure to give voting instructions.  Upon the
written request of a Holder on such record
date, received on or before the date
established by the Depositary for such
purpose, the Depositary shall endeavor
insofar as practicable to vote or cause to be
voted the amount of Shares or other
Deposited Securities represented by the
American Depositary Shares evidenced by
such Holders Receipts in accordance with
the instructions set forth in such request.
The Depositary shall vote Shares or other
Deposited Securities with respect to which
no voting instructions have been received
with regard to any meeting in the same
manner as directed by the majority of
instructions which the Depositary has
received with respect to such meeting, or, if
no such instructions have been received or if
there is no such majority, in the same
manner as the Depositary is informed by the
Issuer that the majority of Shares or
Deposited Securities is voted at such
meeting.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.  Upon any
change in par value, split-up, consolidation,
or any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Issuer or to which
it is a party, any securities which shall be
received by the Depositary or a Custodian in
exchange for or in conversion of or in
respect of Deposited Securities shall be
treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary, may, with the approval of the
Issuer, or shall, at the request of the Issuer,
either execute and deliver additional
Receipts as in the case of a distribution in
Shares and subject to the provisions of
Section 4.03 of the Deposit Agreement, or
call for the surrender of outstanding
Receipts to be exchanged for new Receipts
specifically describing such new Deposited
Securities.
18.	LIABILITY OF THE ISSUER AND
DEPOSITARY.  Neither the Depositary nor
the Issuer nor any of their directors, officers,
employees, agents or affiliates shall incur
any liability to any Holder or Beneficial
Owner of any Receipt if, by reason of any
provision of any present or future law of the
United States or any other country, or of any
other governmental or regulatory authority
or stock exchange, or by reason of any
provision, present or future, of the Estatutos
Sociales of the Issuer, or by reason of any
act of God or war or other circumstances
beyond either of their control, the
Depositary or the Issuer or any of their
respective directors, officers, employees,
agents or affiliates shall be prevented or
forbidden from, or delayed in, doing or
performing any act or thing which by the
terms of the Deposit Agreement it is
provided shall be done or performed; nor
shall the Depositary or the Issuer or any of
their respective directors, officers,
employees, agents or affiliates incur any
liability to any Holder or Beneficial Owner
by reason of any nonperformance or delay,
caused as aforesaid, in the performance of
any act or thing which by terms of the
Deposit Agreement it is provided shall or
may be done or performed, or by reason of
any exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement or the Estatutos Sociales of the
Issuer.  Where, by the terms of a distribution
pursuant to Sections 4.01, 4.02 or 4.03 of the
Deposit Agreement, or an offering or
distribution pursuant to Section 4.04 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be
made available to Holders of Receipts, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Holders and make the net proceeds available
to such Holders, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Issuer nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Holders or Beneficial Owners of Receipts,
except that they agree to use their best
judgment, good faith and diligence in the
performance of their obligations set forth in
the Deposit Agreement.  The Depositary
shall not be subject to any liability with
respect to the validity or worth of the
Deposited Securities.  Neither the
Depositary nor the Issuer shall be under any
obligation to appear in, prosecute or defend
any action, suit, or other proceeding in
respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all
expense and liability be furnished as often as
may be required, and the Custodian shall not
be under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Issuer shall be liable for any action
or non-action by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Holder or Beneficial Owner
of a Receipt, or any other person believed by
it in good faith to be competent to give such
advice or information.  The Depositary shall
not be responsible for any failure to carry
out any instructions to vote any of the
Deposited Securities, or for the manner in
which any such vote is cast or effect of any
such vote, provided that any such action or
non-action is in good faith and not due to the
gross negligence or willful default of the
Depositary.  The Depositary shall not be
liable for any acts or omissions made by a
successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with a matter
arising wholly after the resignation or
removal of the Depositary, provided that the
Depositary exercised its best judgment and
good faith while it acted as Depositary.  The
Issuer agrees to indemnify the Depositary
and any Custodian and their officers,
directors, affiliates, employees and agents
against, and hold each of them harmless
from, any liability or expense (including
reasonable fees and expenses of counsel)
which may arise out of acts performed or
omitted to be performed, in accordance with
the provisions of the Deposit Agreement and
of the Receipts, as the same may be
amended, modified, or supplemented from
time to time (i) by either the Depositary or a
Custodian or either officers, directors,
affiliates, employees or agents, except for
any liability or expense arising out of the
negligence or bad faith of either of them, or
(ii) by the Issuer or any of its officers,
directors, affiliates, employees and agents.
The Depositary agrees to indemnify the
Issuer, its officers, directors, affiliates,
agents and employees, and hold each of
them harmless from any liability or expense
(including reasonable fees and expenses of
counsel) which may arise out of acts
performed or omitted to be performed by the
Depositary or its Custodian or either of their
officers, directors, affiliates, employees or
agents due to their negligence or bad faith.
No disclaimer of liability under the
Securities Act is intended by any provision
of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY; APPOINTMENT
OF SUCCESSOR CUSTODIAN.  The
Depositary may at any time resign as
Depositary hereunder by written notice of its
election so to do delivered to the Issuer,
such resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Issuer by written notice of such removal,
effective upon the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Holders to do so, it may
appoint a substitute custodian.
20.	AMENDMENT.  The form of the
Receipts and any provisions of the Deposit
Agreement may at any time and from time
to time be amended by agreement between
the Issuer and the Depositary in any respect
which they may deem necessary or
desirable.  Any amendment which shall
impose or increase any fees or charges
(other than taxes and other governmental
charges), or which shall otherwise prejudice
any substantial existing right of Holders,
shall, however, not become effective as to
outstanding Receipts until the expiration of
three months after notice of such
amendment shall have been given to the
Holders of outstanding Receipts.  Every
Holder or Beneficial Owner of a Receipt at
the time any amendment so becomes
effective shall be conclusively presumed, by
continuing to hold such Receipt, to consent
and agree to such amendment and to be
bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Holder of
any Receipt to surrender such Receipt and
receive therefore the Deposited Securities
represented thereby or instruments of
transfer therefor, except in order to comply
with mandatory provisions of applicable
law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.  The Depositary shall at any
time at the direction of the Issuer terminate
the Deposit Agreement by mailing notice of
such termination to the Holders of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may terminate
the Deposit Agreement by mailing notice of
such termination to the Issuer and the
Holders of all Receipts then outstanding if at
any time 90 days shall have expired after the
Depositary shall have delivered to the Issuer
a written notice of its election to resign and
a successor depositary shall not have been
appointed and accepted its appointment as
provided in Section 5.04 of the Deposit
Agreement.  On and after the date of
termination, the Holder of a Receipt will,
upon surrender of such Receipt at the
Corporate Trust Office of the Depositary in
accordance with Section 2.05 of the Deposit
Agreement, upon the payment of fees of the
Depositary for the surrender of Receipts
referred to in Sections 2.05 and 5.09 of the
Deposit Agreement, and upon payment of
any applicable taxes or governmental
charges, be entitled to transfer of the
Deposited Securities to an account in the
name of such Holder or such name as shall
be designated by such Holder of the amount
of Deposited Securities represented by such
Receipt or instruments of transfer therefor.
In lieu of delivering Receipts for fractional
American Depositary Shares in any such
case, the Depositary may sell the amount of
Shares represented by the aggregate of such
fractions and distribute the net proceeds, all
in the manner and subject to the conditions
described in Section 4.02 of the Deposit
Agreement.  If any Receipts shall remain
outstanding after the date of termination, the
Depositary thereafter shall discontinue the
registration of transfers of Receipts, shall
suspend the distribution of dividends to the
Holders thereof, and shall not give any
further notices or perform any further acts
under the Deposit Agreement, except that
the Depositary shall, in accordance with and
subject to the provisions of the Deposit
Agreement, continue to collect dividends
and other distributions pertaining to
Deposited Securities, sell rights as provided
in the Deposit Agreement, and continue to
deliver Deposited Securities, or instruments
of transfer therefore, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt and any expenses for the account
of the Holder of such Receipt referred to and
in accordance with the terms and conditions
of section 5.09 of the Deposit Agreement,
and any applicable taxes or governmental
charges).  At any time after the expiration of
one year from the date so fixed for
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Holders which have not theretofore
surrendered their Receipts, such Holders
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash and except for its obligations to
the Issuer under Section 5.08 of the Deposit
Agreement.  Upon the termination of the
Deposit Agreement, the Issuer shall be
discharged from all obligations under the
Deposit Agreement except for its obligations
to the Depositary under Sections 5.08 and
5.09 of the Deposit Agreement.
22.	GOVERNING LAW.  The Deposit
Agreement and this Receipt shall be
interpreted in accordance with, and all rights
hereunder and thereunder and provisions
hereof and thereof shall be governed by, the
laws of the State of New York.
23.	COMPLIANCE WITH U.S.
SECURITIES LAWS.  Notwithstanding any
terms of this Receipt or the Deposit
Agreement to the contrary, the Issuer and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited
Securities, in a manner which would violate the United States securities laws, including, but not limited to Section I A(l) of the General Instructions to the Form F-6
Registration Statement, as amended from
time to time, under the Securities Act.



(ASSIGNMENT AND TRANSFER
SIGNATURE LINES)
NOTE:	The signature to any
endorsement hereon must
correspond with the name as
written upon the face of this
Receipt in every particular,
without alteration or
enlargement or any change
whatever.
If the endorsement be
executed by an attorney,
executor, administrator,
trustee or guardian, the
person executing the
endorsement must give his
full title in such capacity and
proper evidence of authority
to act in such capacity, if not
on file with the Depositary,
must be forwarded with this
Receipt.
All endorsements or
assignments of Receipts must
be guaranteed by an eligible
guarantor institution
(including, but not limited to,
a New York Stock Exchange
member firm or member of
the Clearing House of the
American Stock Exchange
Clearing corporation or by a
bank or trust company having
an office or correspondent in
The City of New York)
meeting the requirements of
the Depositary, which
requirements on and after
August 24, 1992 will include
membership or participation
in STAMP or such other
signature guarantee program
as may be determined by the
Depositary in addition to, or
in substitution for, STAMP,
all in accordance with the
securities Exchange Act of
1934, as amended.


Depsit Agreem sin correcciones.DOC
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